Exhibit 99.1

FOR IMMEDIATE RELEASE

SONUS ANNOUNCES EXECUTIVE MANAGEMENT APPOINTMENTS

•                  Guru Pai Appointed Chief Operating Officer

•                  Wayne Pastore Appointed Interim Chief Financial Officer

Westford, Mass. — February 8, 2010 — Sonus Networks, Inc. (Nasdaq: SONS), providing network transformation through IP communications technology, today announced that Guru Pai, Senior Vice President and General Manager, has been appointed Executive Vice President and Chief Operating Officer, effective immediately.  In this newly-created position, Pai will have responsibility for Sonus’ sales, services and product organizations and the Company’s overall go-to-market strategy.

“We are extremely pleased to appoint Guru as Sonus’ Chief Operating Officer,” said Richard Nottenburg, President and Chief Executive Officer of Sonus.  “Since Guru joined Sonus in December 2008, he has successfully led the Company’s sales and services organization, transformed our product and development organization, and hired thought leaders, all of which helped position the Company for growth through innovation.  Guru’s keen understanding of the market and customer requirements will be critical as we accelerate our efforts to make Sonus an invaluable technology leader and product innovator.”

“Sonus is a great company with tremendous assets and talented people,” said Mr. Pai.  “I look forward to continuing to work with Rich and other members of Sonus’ leadership team to deliver the innovative high-quality market-leading products and solutions our customers demand.”

Sonus also announced today that Wayne Pastore, who has served as Vice President, Finance, Corporate Controller and Chief Accounting Officer since May 2008, has been appointed to the additional role of Interim Chief Financial Officer, effective immediately.  Pastore replaces Richard Gaynor who has resigned to pursue other business opportunities.

“We have great confidence in Wayne’s ability to oversee the financial operations of the Company,” Mr. Nottenburg said.  “Wayne has been instrumental in strengthening our internal financial controls, building a strong finance organization, improving our closing processes while at the same time reducing costs and enhancing the quality of our balance sheet.  We appreciate the contributions Rick has made to Sonus over the past two years and wish him well in his future endeavors.”

The Company anticipates that the changes to the finance organization announced today will not have a material impact on the financial statements, the achievement of its earnings goals or on its system of internal financial controls.

Business Outlook

Sonus noted that while the Company anticipates reporting a net loss on a GAAP basis for 2009, the Company anticipates ending 2009 profitable on a non-GAAP basis.  The Company excludes from non-GAAP earnings: charges related to stock-based compensation expense, restructuring expense, and amortization of intangible assets.  The Company exited 2009 with more than $410 million of cash and investments, and an exciting roadmap of innovative new products.  The Company will provide further details on the progress made during 2009 and its plans going forward when it reports its fourth quarter and year-end 2009 financial results on February 25, 2010.

Guru Pai Bio

Pai, 44, joined Sonus in December 2008 as Senior Vice President and General Manager.  Pai has over 20 years experience in the telecom industry, having held senior business development and product management positions at Motorola and senior sales and marketing positions at Lucent Technologies.  Pai joined Sonus from Veveo where he was vice president, marketing and business development, responsible for building strategic partnerships for business growth.  Prior to joining Veveo, Pai was vice president of the Core Networks division for Motorola where he was responsible for product strategy.  Pai joined Motorola in April 2003 through its acquisition of Winphoria Networks, Inc., where he was vice president of business development, product management and marketing.  Prior to joining Winphoria Networks, Inc., he was a sales vice president at Lucent for emerging markets and held product management positions focused on wireless and wireline service providers.  Prior to Lucent, he held various positions in systems engineering and technical planning for the optical, switching, and wireless divisions of AT&T and AT&T Bell Laboratories.  Pai holds an MBA from the Wharton School of the University of Pennsylvania and a master’s degree in electrical engineering (MSEE) from the New Jersey Institute of Technology, having earned his BSEE at Kamatak University in India.

Wayne Pastore Bio

Pastore, 44, has been the Company’s Vice President, Finance, Corporate Controller and Chief Accounting Officer since May 2008, and was the Company’s Director, Business Process Improvement from February 2008 to May 2008.  Prior to joining Sonus, Pastore was Director of Financial Planning and Analysis of Sycamore Networks, Inc., an optical switching company.  Prior to that, he was Corporate Controller of Spotfire, Inc., a business analytics software company, and Corporate Controller at eXcelon, Inc., a database software company.  Pastore spent thirteen years in public accounting prior to his work in-house.  He has a BS in accounting from the University of Massachusetts/Lowell, and a JD from Suffolk University Law School.

About Sonus Networks

Sonus Networks, Inc., providing network transformation through IP communications technology, is leading the evolution of communications networks to support the multi-device demands of today’s digital lifestyle. Sonus solutions and services enable fixed, mobile and cable operators to gain network awareness and new multi-media capabilities essential to retaining and expanding their subscriber base. Through standards-based interoperable solutions and services, Sonus extends the investments made in traditional networks by enabling operators to seamlessly migrate to next generation technology and deliver the secure, reliable, scalable and cost-effective network needed to grow their business.

Sonus maintains a website www.sonusnet.com. By including the foregoing website address, Sonus does not intend to incorporate by reference material contained on such website.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2008 and all subsequent Quarterly Reports on Form 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Risk factors include among others: the Company’s ability to align its cost structure with market conditions, the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s restatement of its historical stock option granting practices and accounting including regulatory actions; actions that may be taken by significant shareholders; risks associated with our international expansion; and the impact the current global financial market conditions may have on the telecommunications industry.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward- looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

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Contacts:

Investors:	Media:
Richard Nottenburg	Matthew Sherman
978-614-8300	212-355-4449